                                                Exhibit 99.1
Press Release

Investor Relations Contact
Matthew Frankel, CFA
Verint Systems Inc.
(631) 962-9600
matthew.frankel@verint.com

Verint Announces Q2 Results

MELVILLE, N.Y., September 2, 2025 - Verint® (Nasdaq: VRNT), The CX Automation Company™, today announced results for the three and six months ended July 31, 2025 (FYE 2026).

“I am pleased to report strong Q2 results and continued AI momentum. In Q2, AI ARR increased 21% year-over-year reflecting the strong AI business outcomes we deliver to our customers. Behind our results is our CX Automation category leadership and we believe AI adoption in the CX market is still in early stages. We recently announced that Verint agreed to be acquired by Thoma Bravo to continue our CX Automation journey as a private company. Their $2B investment in Verint represents a strong validation of our CX Automation strategy and we look forward to extending our category leadership together with Thoma Bravo,” said Dan Bodner CEO and Chairman.

Second Quarter Highlights

Key operating and financial highlights are set forth below. The definitions of our operating metrics and non-GAAP financial measures, and a reconciliation of non-GAAP financial measures to comparable GAAP measures are included at the end of this press release.

(in millions, except as noted)	Q2 FYE 2026
Subscription ARR	$728
Year-over-Year	6.4%
AI ARR	$372
Year-over-Year	21.2%
Revenue	$208
Net Loss Per Share / Diluted EPS (GAAP / non-GAAP)	$(0.09) / $0.33

Pending Acquisition by Thoma Bravo

As previously announced, on August 24, 2025, Verint entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm, in an all-cash transaction reflecting an enterprise value of $2 billion. Under the terms of the agreement, Verint common shareholders will receive $20.50 per share in cash, an 18% premium to Verint’s 10-day volume weighted average share price up to June 25, 2025 (unaffected share price), the last day prior to media reports regarding a potential sale of the company. The transaction, which was unanimously approved by the Verint Board of Directors, is expected to close before the end of Verint’s current fiscal year, subject to customary closing conditions, including approval by Verint shareholders and the receipt of required regulatory approvals. Under the agreement, a Thoma Bravo-controlled entity will act as the parent in a reverse-triangular merger. The transaction is not subject to a financing condition. Upon completion of the transaction, Verint common stock will no longer be listed on any public stock exchange.

As previously disclosed, given the pending transaction, Verint will not be hosting an earnings conference call, and is suspending its practice of providing financial guidance.

About Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of non-GAAP financial measures presented for completed periods to the most directly comparable financial measures prepared in accordance with GAAP, please see the tables below as well as "Supplemental Information About Non-GAAP Financial Measures and Operating Metrics" at the end of this press release.

About Verint Systems Inc.
Verint® (NASDAQ: VRNT) is a leader in Customer Experience (CX) Automation, serving a customer base that includes more than 80 of the Fortune 100 companies. The world’s most iconic brands use the Verint Open Platform and our team of AI-powered bots to deliver tangible AI Business Outcomes, Now™ across the enterprise. Verint is uniquely positioned to help brands increase CX Automation with our differentiated, AI-powered Open Platform.
Verint. The CX Automation Company™, is proud to be Certified™ by Great Place To Work®. Learn more at Verint.com.

Cautions About Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding expectations, predictions, views, opportunities, plans, strategies, beliefs, and statements of similar effect relating to Verint Systems Inc. These forward-looking statements are not guarantees of future performance and they are based on management's expectations that involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, any of which could cause our actual results or conditions to differ materially from those expressed in or implied by the forward-looking statements. Some of the factors that could cause our actual results or conditions to differ materially from current expectations include, among others: the ability of the parties to consummate the proposed transaction in a timely manner or at all; the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of certain regulatory approvals and approval by our stockholders; potential delays in consummating the proposed transaction; the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, including in circumstances that require us to pay the Company Termination Fee (as defined in the merger agreement); significant transaction costs associated with the proposed transaction; potential litigation relating to the proposed transaction; the risk that disruptions from the proposed transaction will harm our business, including current plans and operations (including risks related to diverting management’s attention from our ongoing business operations); potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; uncertainties regarding the impact of changes in macroeconomic and/or global conditions, including as a result of slowdowns, recessions, economic instability, actual or threatened tariffs or trade wars, elevated interest rates, tightening credit markets, inflation, instability in the banking sector, political unrest, armed conflicts, epidemics or pandemics, or natural disasters, as well as the resulting impact on spending by customers or partners, on our business; risks that our customers or partners delay, downsize, cancel, or refrain from placing orders or renewing subscriptions or contracts, or are unable to honor contractual commitments or payment obligations due to challenges or uncertainties in their budgets, headcount, liquidity, businesses, strategies, priorities, or operations; risks associated with our ability to keep pace with or respond to technological advances, such as the advancement and proliferation of artificial intelligence (“AI”) and evolving industry standards and challenges, including: achieving, demonstrating, and maintaining the competitive differentiation of our solution platform; adapting to changing market potential from area to area within our markets; and successfully developing, launching, executing and driving demand for new and enhanced, innovative, high-quality products and services, while simultaneously preserving our legacy businesses and migrating away from areas of commoditization; risks due to aggressive competition in all of our markets and our ability to keep pace with competitors, some of whom may be able to innovate or grow faster than us or may have greater resources than us, including in areas such as sales and marketing, brand recognition, technological innovation and development, and recruiting and retention; risks associated with our ability to properly execute on our software as a service (“SaaS”) strategy, the increased importance of new subscriptions and renewals and associated term lengths, and risk of increased variability in our period-to-period results based on the mix, terms, and timing of our transactions; challenges associated with selling sophisticated solutions and cloud-based solutions, which may incorporate newer technologies, such as AI, whose adoption, value, and use-cases are still emerging (and may present risks of their own), including with respect to longer sales cycles, more complex sales processes and customer evaluation and approval processes, more complex contractual and information security requirements, and assisting customers in understanding and realizing the benefits of our solutions and technologies (including versus those of our competitors), as well as with developing, offering, implementing, and maintaining an enterprise-class, broad solution portfolio; risks associated with our ability to or costs to retain, recruit, and train qualified personnel and management in regions in which we operate either physically or remotely, including in areas of emerging technology such as AI, due to competition for talent, increased labor costs, applicable regulatory requirements, or otherwise; risks relating to our ability to properly identify and execute on growth or strategic initiatives, manage investments in our business and operations, and enhance our existing operations and infrastructure, including the proper prioritization and allocation of limited financial and other resources; risks that we may be unable to maintain, expand, or enable our relationships with partners as part of our growth strategy, including partners with whom we may overlap or compete, while avoiding excessive concentration with one or more partners; risks associated with our reliance on third-party suppliers, partners, or original equipment manufacturers (“OEMs”) for certain services, products, or components, including companies that may compete with us or work with our competitors; risks associated with our significant international operations, including exposure to regions subject to political or economic instability or hostilities, fluctuations in foreign exchange rates, inflation, increased financial accounting, tax, and reporting burdens and complexities, and challenges associated with a significant portion of our cash being held overseas; risks associated with a significant part of our business coming directly or indirectly from government contracts, and associated procurement processes and regulatory requirements; risks associated with our ability to identify suitable targets for acquisition or investment or successfully compete for, consummate, and implement mergers and acquisitions, including risks associated with valuations, legacy liabilities, reputational considerations, capital constraints, costs and expenses, maintaining profitability levels, expansion into new areas, management distraction, post-acquisition integration activities, and potential asset impairments; risks associated with complex and changing domestic and foreign regulatory environments, including, among others, with respect to data privacy, AI, cyber/information security, government contracts, anti-corruption, trade compliance, climate change or other environmental, social and governance matters, tax, and labor matters, relating to our own operations, the products and services we offer, and/or the use of our solutions by our customers; risks associated with the development and use of AI, including regulatory, social, or ethical issues, as well as our ability to capitalize on and benefit from the advancement and proliferation of AI; risks associated with the mishandling or perceived mishandling of sensitive or confidential information and data, including personally identifiable information or other information that may belong to our customers or other third parties, including in connection with our SaaS or other hosted or managed services offerings or when we are asked to perform service or support; risks that our solutions or services, or those of third-party suppliers, partners, or OEMs which we use in or with our offerings or otherwise rely on, including third-party hosting platforms, may contain defects, develop operational problems, or be subject to security vulnerabilities or lapses, including cyber-attacks, information technology system breaches, failures, or disruptions; risks associated with our reliance on third parties to provide certain cloud hosting or other cloud-based services to us or our customers, including the risk of service disruptions, data breaches, or data loss or corruption; risks that our intellectual property (“IP”) rights may not be adequate to protect our business or assets or that others may make claims on our IP, claim infringement on their IP rights, or claim a violation of their license rights, including relative to free or open source components we may use; risks associated with leverage resulting from our current debt position or our ability to incur additional debt, including with respect to liquidity considerations, covenant limitations and compliance, fluctuations in interest rates, dilution considerations (with respect to our convertible notes), and our ability to maintain our credit ratings; risks that we may experience liquidity or working capital issues and risks that financing or refinancing sources may be unavailable to us on reasonable terms or at all; risks associated with changing accounting principles or standards, tax laws and regulations, tax rates, and the continuing availability of expected tax benefits; risks relating to the adequacy of our existing infrastructure, systems, processes, policies, procedures, internal controls, and personnel, and our ability to successfully implement and maintain enhancements to the foregoing, for our current and future operations and reporting needs, including related risks of financial statement omissions, misstatements, restatements, or filing delays; risks associated with market volatility in the prices of our common stock and convertible notes based on our performance, third-party or market speculation or publications, or other factors, and risks associated with actions of activist stockholders; and risks associated with Apax Partners’ significant ownership position and potential that its interests will not be aligned with those of our common stockholders. We assume no obligation to revise or update any forward-looking statement, except as otherwise required by law. For a detailed discussion of these risk factors, see our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, our Quarterly Report on Form 10-Q for the quarter ended April 30, 2025, our Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, when filed, and other filings we make with the SEC.

VERINT, VERINT DA VINCI, VERINT OPEN CCAAS, THE CX AUTOMATION COMPANY, THE CUSTOMER ENGAGEMENT COMPANY, and THE ENGAGEMENT CAPACITY GAP are trademarks of Verint Systems Inc. or its subsidiaries. Verint and other parties may also have trademark rights in other terms used herein.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between Verint and a Thoma Bravo affiliate. Verint expects to announce a special meeting of shareholders as soon as practicable to obtain shareholder approval of the proposed transaction. In connection with the transaction, Verint intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Verint with the SEC at the SEC’s website at www.sec.gov, at Verint’s website at www.verint.com or by sending a written request to Verint in care of the Corporate Secretary, at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747.

Participants in the Solicitation

The directors and executive officers of Verint, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Verint’s directors and executive officers is available in Verint’s definitive proxy statement filed with the SEC on May 8, 2025 in connection with Verint’s 2025 annual meeting of shareholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC.

Table 1
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue:
Recurring	$165,521	$163,229	$339,144	$336,757
Nonrecurring perpetual	22,873	23,834	39,894	48,734
Nonrecurring professional services and other	19,613	23,107	37,066	45,956
Total revenue	208,007	210,170	416,104	431,447
Cost of revenue:
Recurring	39,077	36,303	81,185	72,226
Nonrecurring perpetual	9,712	8,834	16,960	17,608
Nonrecurring professional services and other	16,299	17,966	33,830	35,672
Amortization of acquired technology	2,368	1,641	4,676	2,999
Total cost of revenue	67,456	64,744	136,651	128,505
Gross profit	140,551	145,426	279,453	302,942
Operating expenses:
Research and development, net	39,099	35,358	79,740	72,088
Selling, general and administrative	94,540	93,178	184,210	186,454
Amortization of other acquired intangible assets	3,563	3,020	7,082	6,085
Total operating expenses	137,202	131,556	271,032	264,627
Operating income	3,349	13,870	8,421	38,315
Other income (expense), net:
Interest income	1,179	1,596	2,642	3,574
Interest expense	(2,337)	(2,593)	(4,836)	(5,184)
Other expense, net	(900)	(2,896)	(404)	(3,394)
Total other expense, net	(2,058)	(3,893)	(2,598)	(5,004)
Income before provision for income taxes	1,291	9,977	5,823	33,311
Provision for income taxes	2,671	4,254	5,276	12,209
Net (loss) income	(1,380)	5,723	547	21,102
Net income attributable to noncontrolling interests	308	192	613	330
Net (loss) income attributable to Verint Systems Inc.	(1,688)	5,531	(66)	20,772
Dividends on preferred stock	(4,000)	(4,080)	(8,000)	(9,280)
Net (loss) income attributable to Verint Systems Inc. common shares	$(5,688)	$1,451	$(8,066)	$11,492

Net (loss) income per common share attributable to Verint Systems Inc.:
Basic	$(0.09)	$0.02	$(0.13)	$0.19
Diluted	$(0.09)	$0.02	$(0.13)	$0.18

Weighted-average common shares outstanding:
Basic	60,308	61,864	61,093	62,093
Diluted	60,308	62,631	61,093	62,732

Table 2
VERINT SYSTEMS INC. AND SUBSIDIARIES
Operating Metrics
(Unaudited)

Subscription ARR

	Three Month Ended July 31,
(in thousands)	2025	2024
Subscription ARR	$728,492	$684,692
Subscription ARR YoY(1)	6.4%	3.0%

AI ARR	372,016	307,045
AI ARR YoY(1)	21.2%	15.4%

Non-AI ARR	356,476	377,647
Non-AI ARR YoY(1)	(5.6)%	(5.3)%

(1) FYE 2024 YoY growth adjusted for the quality managed services divestiture, which closed January 31, 2024.

Table 3
VERINT SYSTEMS INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures and Other Information
(Unaudited)
Revenue

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Recurring revenue:
Bundled SaaS revenue	$84,897	$71,593	$166,154	$137,288
Unbundled SaaS revenue	53,928	59,511	120,155	134,799
Total SaaS revenue	138,825	131,104	286,309	272,087
Optional managed services revenue	6,109	5,569	11,123	10,737
Support revenue	20,587	26,556	41,712	53,933
Total recurring revenue	165,521	163,229	339,144	336,757
Nonrecurring perpetual revenue	22,873	23,834	39,894	48,734
Nonrecurring professional services and other revenue	19,613	23,107	37,066	45,956
Total revenue	$208,007	$210,170	$416,104	$431,447

Gross Profit and Gross Margin

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Recurring cost of revenues	$39,077	$36,303	$81,185	$72,226
Nonrecurring perpetual cost of revenues	9,712	8,834	16,960	17,608
Nonrecurring professional and other cost of revenues	16,299	17,966	33,830	35,672
Amortization of acquired technology	2,368	1,641	4,676	2,999
Total GAAP cost of revenue	67,456	64,744	136,651	128,505
GAAP gross profit	140,551	145,426	279,453	302,942
GAAP gross margin	67.6%	69.2%	67.2%	70.2%
Amortization of acquired technology	2,368	1,641	4,676	2,999
Stock-based compensation expenses	1,405	2,174	1,726	3,256
Acquisition and divestitures expenses, net	78	—	305	—
Restructuring expenses	461	417	4,088	599
Non-GAAP gross profit	$144,863	$149,658	$290,248	$309,796
Non-GAAP gross margin	69.6%	71.2%	69.8%	71.8%

Research and Development, net

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP research and development, net	$39,099	$35,358	$79,740	$72,088
As a percentage of revenue	18.8%	16.8%	19.2%	16.7%
Stock-based compensation expenses	(2,938)	(4,464)	(6,031)	(8,007)
Acquisition and divestitures (expenses) benefit, net	(325)	(35)	894	(35)
Restructuring benefit (expenses)	59	(152)	(2,358)	(1,616)
Non-GAAP research and development, net	$35,895	$30,707	$72,245	$62,430
As a percentage of revenue	17.3%	14.6%	17.4%	14.5%

Selling, General and Administrative Expenses

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP selling, general and administrative expenses	$94,540	$93,178	$184,210	$186,454
As a percentage of revenue	45.5%	44.3%	44.3%	43.2%
Stock-based compensation expenses	(12,507)	(17,108)	(24,560)	(30,504)
Acquisition and divestitures benefit (expenses), net	(1,203)	(845)	6,837	(1,050)
Restructuring expenses	(673)	(428)	(2,582)	(1,561)
Other adjustments	(291)	(99)	(388)	(208)
Non-GAAP selling, general and administrative expenses	$79,866	$74,698	$163,517	$153,131
As a percentage of revenue	38.4%	35.5%	39.3%	35.5%

Operating Income and Operating Margin

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP operating income	$3,349	$13,870	$8,421	$38,315
GAAP operating margin	1.6%	6.6%	2.0%	8.9%
Amortization of acquired technology	2,368	1,641	4,676	2,999
Amortization of other acquired intangible assets	3,563	3,020	7,082	6,085
Stock-based compensation expenses	16,850	23,746	32,317	41,767
Acquisition and divestitures expenses (benefit), net	1,606	880	(7,426)	1,085
Restructuring expenses	1,075	997	9,028	3,776
Other adjustments	291	99	388	208
Non-GAAP operating income	$29,102	$44,253	$54,486	$94,235
Non-GAAP operating margin	14.0%	21.1%	13.1%	21.8%

Other Expense, Net

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP other expense, net	$(2,058)	$(3,893)	$(2,598)	$(5,004)
Other adjustments	10	462	378	462
Non-GAAP other expense, net(1)	$(2,048)	$(3,431)	$(2,220)	$(4,542)

Provision for Income Taxes

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP provision for income taxes	$2,671	$4,254	$5,276	$12,209
GAAP effective income tax rate	206.9%	42.6%	90.6%	36.7%
Non-GAAP income tax adjustments	76	825	(48)	(953)
Non-GAAP provision for income taxes	$2,747	$5,079	$5,228	$11,256
Non-GAAP effective income tax rate	10.2%	12.4%	10.0%	12.5%

Net (Loss) Income Attributable to Verint Systems Inc. Common Shares

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP net (loss) income attributable to Verint Systems Inc. common shares	$(5,688)	$1,451	$(8,066)	$11,492
Amortization of acquired technology	2,368	1,641	4,676	2,999
Amortization of other acquired intangible assets	3,563	3,020	7,082	6,085
Stock-based compensation expenses	16,850	23,746	32,317	41,767
Acquisition and divestitures expenses (benefit), net	1,606	880	(7,426)	1,085
Restructuring expenses	1,076	996	9,029	3,776
Other adjustments	301	561	766	670
Non-GAAP tax adjustments	(76)	(825)	48	953
Dividends, reversed due to assumed conversion of preferred stock(3)	—	4,080	—	9,280
Total adjustments	25,688	34,099	46,492	66,615
Non-GAAP net income attributable to Verint Systems Inc. common shares	$20,000	$35,550	$38,426	$78,107

Diluted Net (Loss) Income Per Common Share Attributable to Verint Systems Inc.

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP diluted net (loss) income per common share attributable to Verint Systems Inc.	$(0.09)	$0.02	$(0.13)	$0.18
Non-GAAP diluted net income per common share attributable to Verint Systems Inc.(3)	$0.33	$0.49	$0.62	$1.08

GAAP weighted-average shares used in computing diluted net (loss) income per common share attributable to Verint Systems Inc.	60,308	62,631	61,093	62,732
Additional weighted-average shares applicable to non-GAAP diluted net income per common share attributable to Verint Systems Inc.	810	9,478	789	9,477
Non-GAAP diluted weighted-average shares used in computing net income per common share attributable to Verint Systems Inc.(3)	61,118	72,109	61,882	72,209

GAAP Net Income to Adjusted EBITDA

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
GAAP net (loss) income	$(1,380)	$5,723	$547	$21,102
As a percentage of revenue	(0.7)%	2.7%	0.1%	4.9%
Provision for income taxes	2,671	4,254	5,276	12,209
Other expense, net	2,058	3,893	2,598	5,004
Depreciation and amortization(2)	12,451	10,938	24,800	21,686
Stock-based compensation expenses	16,850	23,746	32,317	41,767
Acquisition and divestitures (benefit) expenses, net	1,606	879	(7,426)	1,083
Restructuring expenses	1,065	991	9,008	3,770
Other adjustments	291	99	388	208
Adjusted EBITDA	$35,612	$50,523	$67,508	$106,829
As a percentage of revenue	17.1%	24.0%	16.2%	24.8%

Gross Debt to Net Debt

(in thousands)	July 31, 2025	January 31, 2025
Debt, current	$413,536	$100,000
Long-term debt	—	312,753
Unamortized debt discounts and issuance costs	1,464	2,247
Gross debt	415,000	415,000
Less:
Cash and cash equivalents	174,968	215,707
Restricted cash and cash equivalents, and restricted bank time deposits	—	—
Short-term investments	434	1,344
Net debt, excluding long-term restricted cash, cash equivalents, time deposits, and investments	239,598	197,949
Long-term restricted cash, cash equivalents, time deposits, and investments	177	172
Net debt, including long-term restricted cash, cash equivalents, time deposits, and investments	$239,421	197,777

Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$19,111	$3,863	$45,434	$64,580
Less: purchases of property and equipment	2,888	4,277	6,056	7,868
Less: cash paid for capitalized software development costs	2,745	3,163	5,602	5,701
Free Cash Flow	$13,478	$(3,577)	$33,776	$51,011

(1) For the three months ended July 31, 2025, other expense, net of $2.0 million was comprised of $1.6 million of interest and other expense, net, and $0.4 million of foreign exchange charges primarily related to balance sheet revaluations.

(2) Adjusted for financing fee amortization.

(3) EPS calculation includes the more dilutive of either preferred stock dividends or conversion of preferred stock shares. Dividends on the preferred stock were more dilutive in the three and six months ended July 31, 2025. Conversion of the outstanding preferred shares was more dilutive in the three and six months ended July 31, 2024.

Table 4
VERINT SYSTEMS INC. AND SUBSIDIARIES
Calculation of Change in Revenue on a Constant Currency Basis
(Unaudited)

(in thousands, except percentages)	Three Months Ended	Six Months Ended
Revenue for the three and six months ended July 31, 2024	$210,170	$431,447
Revenue for the three and six months ended July 31, 2025	$208,007	$416,104
Revenue for the three and six months ended July 31, 2025 at constant currency(1)	$207,000	$415,000
Reported period-over-period revenue growth	(1.0)%	(3.6)%
% impact from change in foreign currency exchange rates	(0.5)%	(0.2)%
Constant currency period-over-period revenue growth	(1.5)%	(3.8)%

(1) Revenue for the three and six months ended July 31, 2025 at constant currency is calculated by translating current-period GAAP or non-GAAP foreign currency revenue (as applicable) into U.S. dollars using average foreign currency exchange rates for the three and six months ended July 31, 2024 rather than actual current-period foreign currency exchange rates.

(2) Revenue denominated in non-U.S. dollars was 21% and 22% of our total revenue for the three months ended July 31, 2025 and 2024, respectively. Revenue denominated in non-U.S. dollars was 21% and 20% of our total revenue for the six months ended July 31, 2025 and 2024, respectively.

(3) Our combined GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 32% of our total combined GAAP cost of revenue and operating expenses for each of the three and six months ended July 31, 2025 and 2024. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 35% and 36% of our total combined non-GAAP cost of revenue and operating expenses for the three months ended July 31, 2025 and 2024, respectively. Our combined non-GAAP cost of revenue and operating expenses denominated in non-U.S. dollars was 34% and 35% of our total combined non-GAAP cost of revenue and operating expenses for the six months ended July 31, 2025 and 2024, respectively.

For further information see "Supplemental Information About Constant Currency" at the end of this press release.

Table 5
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	July 31,	January 31,
(in thousands, except share and per share data)	2025	2025
Assets
Current Assets:
Cash and cash equivalents	$174,968	$215,707
Short-term investments	434	1,344
Accounts receivable, net of allowance for credit losses of $1.8 million and $1.8 million, respectively	153,733	203,113
Contract assets, net	88,257	91,605
Inventories	14,877	14,311
Prepaid expenses and other current assets	66,937	52,692
Total current assets	499,206	578,772
Property and equipment, net	46,726	48,708
Operating lease right-of-use assets, net	28,654	27,337
Goodwill	1,413,859	1,386,734
Intangible assets, net	70,423	80,538
Other assets	173,020	167,960
Total assets	$2,231,888	$2,290,049

Liabilities, Temporary Equity, and Stockholders' Equity
Current Liabilities:
Accounts payable	$23,406	$25,457
Accrued expenses and other current liabilities	114,295	138,187
Debt, current	413,536	100,000
Contract liabilities	221,738	255,039
Total current liabilities	772,975	518,683
Long-term debt	—	312,753
Long-term contract liabilities	12,185	13,018
Operating lease liabilities	30,453	29,094
Other liabilities	80,834	90,906
Total liabilities	896,447	964,454
Commitments and Contingencies
Temporary Equity:
Preferred Stock — $0.001 par value; authorized 2,207,000 shares
Series A Preferred Stock; 200,000 shares issued and outstanding at July 31, 2025 and January 31, 2025, respectively; aggregate liquidation preference and redemption value of $200,667 and $204,667 at July 31, 2025 and January 31, 2025, respectively.	200,628	200,628
Series B Preferred Stock; 200,000 shares issued and outstanding at July 31, 2025 and January 31, 2025, respectively; aggregate liquidation preference and redemption value of $200,667 and $204,667 at July 31, 2025 and January 31, 2025, respectively.	235,693	235,693
Total temporary equity	436,321	436,321
Stockholders' Equity:
Common stock — $0.001 par value; authorized 240,000,000 shares; issued 60,389,000 and 62,135,000 shares; outstanding 60,389,000 and 62,135,000 shares at July 31, 2025 and January 31, 2025, respectively.	60	62
Additional paid-in capital	968,427	981,862
Retained earnings	49,798	57,864
Accumulated other comprehensive loss	(121,945)	(152,939)
Total Verint Systems Inc. stockholders' equity	896,340	886,849
Noncontrolling interest	2,780	2,425
Total stockholders' equity	899,120	889,274
Total liabilities, temporary equity, and stockholders' equity	$2,231,888	$2,290,049

Table 6
VERINT SYSTEMS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended July 31,
(in thousands)	2025	2024
Cash flows from operating activities:
Net income	$547	$21,102
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,056	22,932
Stock-based compensation, excluding cash-settled awards	32,242	41,784
Other, net	(5,504)	756
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	51,218	33,506
Contract assets	4,069	(10,870)
Inventories	(1,143)	(1,528)
Prepaid expenses and other assets	(18,543)	(1,821)
Accounts payable and accrued expenses	(6,159)	(21,804)
Contract liabilities	(37,904)	(22,926)
Deferred income taxes	2,757	254
Other, net	(2,202)	3,195
Net cash provided by operating activities	45,434	64,580

Cash flows from investing activities:
Cash paid for asset acquisitions and business combinations, including adjustments, net of cash acquired	(299)	(10,356)
Divestitures, net of cash divested	—	2,300
Purchases of property and equipment	(6,056)	(7,868)
Purchases of investments	—	(330)
Maturities and sales of investments	908	228
Cash paid for capitalized software development costs	(5,602)	(5,701)
Change in restricted bank time deposits, and other investing activities, net	(5)	—
Net cash used in investing activities	(11,054)	(21,727)

Cash flows from financing activities:
Repayments of borrowings and other financing obligations	(472)	(1,166)
Purchases of treasury stock and common stock for retirement	(51,076)	(52,912)
Preferred stock dividend payments	(16,000)	(20,080)
Payments of debt-related costs	(2,262)	(244)
Distributions paid to noncontrolling interest	(258)	(245)
Payments of contingent consideration for business combinations and asset acquisitions (financing portion)	(8,151)	(3,055)
Cash received for contingent consideration for business divestitures (financing portion)	224	224
Net cash used in financing activities	(77,995)	(77,478)
Foreign currency effects on cash, cash equivalents, restricted cash, and restricted cash equivalents	2,876	620
Net decrease in cash, cash equivalents, restricted cash, and restricted cash equivalents	(40,739)	(34,005)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	215,707	242,669
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$174,968	$208,664

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents at end of period to the condensed consolidated balance sheets:
Cash and cash equivalents	$174,968	$207,845
Restricted cash and cash equivalents included in prepaid expenses and other current assets	—	819
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$174,968	$208,664

Verint Systems Inc. and Subsidiaries
Supplemental Information About Non-GAAP Financial Measures and Operating Metrics

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, consisting of non-GAAP gross profit and gross margins, non-GAAP research and development, net, non-GAAP selling, general and administrative expenses, non-GAAP operating income and operating margins, non-GAAP other income (expense), net, non-GAAP provision for (benefit from) income taxes and non-GAAP effective income tax rate, non-GAAP net income (loss) attributable to Verint Systems Inc. common shares, non-GAAP diluted net income (loss) per common share attributable to Verint Systems Inc., adjusted EBITDA and adjusted EBITDA as a percentage of revenue, net debt, free cash flow and constant currency measures. The tables above include a reconciliation of each non-GAAP financial measure for completed periods presented in this press release to the most directly comparable GAAP financial measure.

We believe these non-GAAP financial measures, used in conjunction with the corresponding GAAP measures, provide investors with useful supplemental information about the financial performance of our business by:
•facilitating the comparison of our financial results and business trends between periods, by excluding certain items that either can vary significantly in amount and frequency, are based upon subjective assumptions, or in certain cases are unplanned for or difficult to forecast,
•facilitating the comparison of our financial results and business trends with other technology companies who publish similar non-GAAP measures, and
•allowing investors to see and understand key supplementary metrics used by our management to run our business, including for budgeting and forecasting, resource allocation, and compensation matters.

We also make these non-GAAP financial measures available because a number of our investors have informed us that they find this supplemental information useful.

Non-GAAP financial measures should not be considered in isolation, as substitutes for, or superior to, comparable GAAP financial measures. The non-GAAP financial measures we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, and these non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. These non-GAAP financial measures do not represent discretionary cash available to us to invest in the growth of our business, and we may in the future incur expenses similar to or in addition to the adjustments made in these non-GAAP financial measures. Other companies may calculate similar non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Our non-GAAP financial measures are calculated by making the following adjustments to our GAAP financial measures:

Amortization of acquired technology and other acquired intangible assets. When we acquire an entity, we are required under GAAP to record the fair values of the intangible assets of the acquired entity and amortize those assets over their useful lives. We exclude the amortization of acquired intangible assets, including acquired technology, from our non-GAAP financial measures because they are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. We also exclude these amounts to provide easier comparability of pre- and post-acquisition operating results.

Stock-based compensation expenses. We exclude stock-based compensation expenses related to restricted stock unit and performance stock unit awards, stock bonus programs, bonus share programs, and other stock-based awards from our non-GAAP financial measures. We evaluate our performance both with and without these measures because stock-based compensation is typically a non-cash expense and can vary significantly over time based on the timing, size and nature of awards granted, and is influenced in part by certain factors which are generally beyond our control, such as the volatility of the price of our common stock. In addition, measurement of stock-based compensation is subject to varying valuation methodologies and subjective assumptions, and therefore we believe that excluding stock-based compensation from our non-GAAP financial measures allows for meaningful comparisons of our current operating results to our historical operating results and to other companies in our industry.

Acquisition and divestitures expenses (benefit), net. In connection with acquisition activity (including with respect to acquisitions that are not consummated), we incur expenses (benefits), including legal, accounting, and other professional fees, integration costs, changes in the fair value of contingent consideration obligations, and other costs. Integration costs may consist of information technology expenses as systems are integrated across the combined entity, consulting expenses, marketing expenses, and professional fees, as well as non-cash charges to write-off or impair the value of redundant assets. In connection with divestiture activity, we exclude the gain or loss on divestiture as well as any expenses incurred, including legal, accounting, and other professional fees. We exclude these expenses from our non-GAAP financial measures because they are unpredictable, can vary based on the size and complexity of each transaction, and are unrelated to our continuing operations or to the continuing operations of the acquired businesses.

Restructuring expenses (benefit). We exclude restructuring expenses (benefit) from our non-GAAP financial measures, which include employee termination costs, facility exit costs, certain professional fees, asset impairment charges (except as included in acquisition), and other costs directly associated with resource realignments incurred in reaction to changing strategies or business conditions. All of these costs can vary significantly in amount and frequency based on the nature of the actions as well as the changing needs of our business and we believe that excluding them provides easier comparability of pre- and post-restructuring operating results.

Impairment charges and other adjustments. We exclude from our non-GAAP financial measures asset impairment charges (other than those already included within restructuring or acquisition), rent expense for redundant facilities, gains or losses on sales of property, gains or losses on settlements of certain legal matters, and certain professional fees unrelated to our ongoing operations, all of which are unusual in nature and can vary significantly in amount and frequency. We also exclude from our non-GAAP financial measures separation expenses incurred in connection with the spin-off of our former Cyber Intelligence Solutions business, including insurance and other expense adjustments associated with a tax-related indemnification asset as a result of the spin-off. These costs were incremental to our normal operating expenses and were incurred solely as a result of the separation transaction.

Non-GAAP income tax adjustments. We exclude from our non-GAAP measures of net income attributable to Verint Systems Inc., our GAAP provision for (benefit from) income taxes and instead include a non-GAAP provision for income taxes, determined by applying a non-GAAP effective income tax rate to our income before provision for income taxes, as adjusted for the non-GAAP items described above. The non-GAAP effective income tax rate is generally based upon the income taxes we expect to pay in the reporting year. Our GAAP effective income tax rate can vary significantly from year to year as a result of tax law changes, settlements with tax authorities, changes in the geographic mix of earnings including acquisition activity, changes in the projected realizability of deferred tax assets, and other unusual or period-specific events, all of which can vary in size and frequency. We believe that our non-GAAP effective income tax rate removes much of this variability and facilitates meaningful comparisons of operating results across periods. Our non-GAAP effective income tax rate for this year is currently approximately 10% and was 12% for the year ended January 31, 2025. We evaluate our non-GAAP effective income tax rate on an ongoing basis, and it can change from time to time. Our non-GAAP income tax rate can differ materially from our GAAP effective income tax rate.

Definition of Certain Non-GAAP Financial Metrics

Adjusted EBITDA is a non-GAAP measure defined as net income (loss) before interest expense, interest income, income taxes, depreciation expense, amortization expense, stock-based compensation expenses, revenue adjustments, restructuring expenses, acquisition expenses, and other expenses excluded from our non-GAAP financial measures as described above. We believe that adjusted EBITDA is also commonly used by investors to evaluate operating performance between companies because it helps reduce variability caused by differences in capital structures, income taxes, stock-based compensation expenses, accounting policies, and depreciation and amortization policies. Adjusted EBITDA is also used by credit rating agencies, lenders, and other parties to evaluate our creditworthiness.

Net Debt is a non-GAAP measure defined as the sum of long-term and short-term debt on our consolidated balance sheet, excluding unamortized discounts and issuance costs, less the sum of cash and cash equivalents, restricted cash, restricted cash equivalents, restricted bank time deposits, and restricted investments (including long-term portions), and short-term investments. We use this non-GAAP financial measure to help evaluate our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities and believe that it provides useful information to investors.

Free Cash Flow is a non-GAAP measure defined as GAAP cash provided by operating activities less our capital expenditures, which include purchases of property and equipment and capitalized software development costs.

Recurring revenue, on both a GAAP and non-GAAP basis, is the portion of our revenue that we believe is likely to be renewed in the future, and primarily consists of SaaS revenue, optional managed services revenue and initial and renewal post contract support.

Nonrecurring perpetual revenue, on both a GAAP and non-GAAP basis, primarily consists of our perpetual licenses and hardware.

Nonrecurring professional services and other revenue, on both a GAAP and non-GAAP basis, primarily consists of our installation services, business advisory consulting and training services, and patent royalties.

SaaS revenue, on both a GAAP and non-GAAP basis, includes bundled SaaS, software with standard managed services and unbundled SaaS (including associated support) that we account for as term licenses where managed services are purchased separately.

Supplemental Information About Constant Currency

Because we operate on a global basis and transact business in many currencies, fluctuations in foreign currency exchange rates can affect our consolidated U.S. dollar operating results. To facilitate the assessment of our performance excluding the effect of foreign currency exchange rate fluctuations, we calculate our revenue, GAAP and non-GAAP cost of revenue, and GAAP and non-GAAP operating expenses on both an as-reported basis and a constant currency basis, allowing for comparison of results between periods as if foreign currency exchange rates had remained constant. We perform our constant currency calculations by translating current-period results into U.S. dollars using prior-period average foreign currency exchange rates or hedge rates, as applicable, rather than current period exchange rates. We believe that constant currency measures, which exclude the impact of changes in foreign currency exchange rates, facilitate the assessment of underlying business trends.

Unless otherwise indicated, our financial outlook, which is provided on a non-GAAP basis, reflects foreign currency exchange rates approximately consistent with rates in effect when the outlook is provided.

We also incur foreign exchange gains and losses resulting from the revaluation and settlement of monetary assets and liabilities that are denominated in currencies other than the entity’s functional currency. Our financial outlook for diluted earnings per share includes net foreign exchange gains or losses incurred to date, if any, but does not include potential future gains or losses.

Operating Metrics

Subscription Annual Recurring Revenue (ARR) represents the annualized quarterly run-rate value of our active or signed subscription agreements at the end of the period and is comprised of the ARR calculated for our SaaS, Support, and Optional Managed Services contracts. Under ASC Topic 606, Revenue from Contracts with Customers, we are required to recognize a significant portion of our Unbundled SaaS contracts at a point in time when the software is first made available to the customer, or at the beginning of the subscription term, despite the fact that our contracts typically call for billing these amounts annually or more frequently over the life of the subscription. This point-in-time recognition of a portion of our recurring revenue creates significant variability in the revenue recognized period to period based on the timing of the subscription start date and the subscription term and can create a significant difference between the timing of our revenue recognition and the actual customer billing under the contract. We use ARR to measure the underlying performance of our subscription-based contracts and mitigate the impact of this variability as ARR reduces fluctuations due to seasonality, contract term, and the sales mix of subscriptions. ARR should be viewed independently of revenue, and does not represent our revenue under ASC 606 on an annualized basis, as it is an operating metric that is impacted by contract start and end dates and renewal rates. ARR is not intended to be a replacement for forecasts of revenue and does not include revenue reported as nonrecurring revenue in our consolidated statement of operations. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

AI Annual Recurring Revenue (AI ARR) is the portion of ARR that is derived from solutions that include AI-functionality, and represents the annualized quarterly run-rate value of the associated active or signed SaaS agreements as of the end of a period. At present, these AI solutions are hosted by Verint.

Non-AI Annual Recurring Revenue (Non-AI ARR) is the portion of ARR that is derived from our SaaS, Support, and Optional Managed Services contracts that do not include AI-functionality, and represents the annualized quarterly run rate of such active or signed agreements as of the end of a period.

Cash Generation represents the sum of ARR and nonrecurring perpetual and nonrecurring professional services and other revenue and provides an estimate of the cash-producing potential of our entire business.

Cash Contribution is defined as Cash Generation less non-GAAP cost of revenue and operating expenses and helps assess how effectively we convert our revenue streams into cash.